EXHIBIT 99.1

Company Contact:
Stephen A. Heit,
Chief Financial Officer
800 524-2720

FOR IMMEDIATE RELEASE

CCA INDUSTRIES, INC. ANNOUNCES RESIGNATION OF DIRECTOR

Ridgefield Park, NJ, September 13, 2017: CCA Industries, Inc. (NYSE AMERICAN: “CAW”) announced today the resignation of Linda Shein as a director of CCA Industries, Inc. effective September 7, 2017. Linda Shein stated in her resignation letter, received by the Company on the same date, that her resignation was not the result of any disagreements with the Company. Lance Funston, Chairman of the Board, stated “We thank Linda for her service as a director of the Company and for her contributions. We wish Linda well for the future.”

About CCA Industries, Inc.

CCA Industries, Inc. manufactures and markets health and beauty aids, each under its individual brand name. The products include, principally, “Plus+White” toothpastes and teeth whiteners, “Bikini Zone” medicated topical and shave gels, “Nutra Nail” nail care treatments, “Scar Zone” scar treatment products, “Sudden Change” complete skin care regime, “Porcelana” skin care products and “Solar Sense” sun protection products.

Statements contained in the news release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially, from estimated results. Such risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission. No assurance can be given that the results in any forward-looking statement will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.